Calculation of Filing Fee Tables
F-10
EMERA INC
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	1	Debt	Debt Securities of EUSHI Finance, Inc. and Emera US Finance, LLC	457(o)			$ 2,225,000,000.00	0.0001381	$ 307,272.50
Fees to be Paid	2	Other	Guarantees of Debt Securities of EUSHI Finance, Inc. and Emera US Finance, LLC	Other				0.0001381	$ 0.00
Fees Previously Paid
			Total Offering Amounts:				$ 2,225,000,000.00		$ 307,272.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 307,272.50
			Net Fee Due:						$ 0.00
Offering Note
[1]	Represents the principal amount of the debt securities that may be offered and sold pursuant to the registration statement.

[2]	No separate consideration will be received for the Guarantees of Debt Securities of EUSHI Finance, Inc. and Emera US Finance, LLC being registered hereby. As a result, in accordance with Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is payable with respect to the guarantees.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	EUSHI Finance, Inc. and Emera US Holdings, LLC	F-3	333-290501	09/25/2025		$ 307,272.50	Debt	Debt Securities		$ 2,225,000,000.00
Fee Offset Sources		EUSHI Finance, Inc. and Emera US Holdings, LLC	F-3	333-290501		09/25/2025						$ 459,300.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrants previously paid U.S. $459,300.00 in registration fees with respect to the registration statement on Form F-3 (File No. 333-290501) filed on September 25, 2025 (the "2025 Registration Statement"), pertaining to the registration of U.S. $3,000,000,000 of debt securities, U.S. $2,225,000,000 of which remained unutilized. As the total filing fee required for this Registration Statement is U.S. $307,272.50, taking into consideration the total available offset of U.S. $340,647.50, the amount paid herewith is U.S. $0. A total of U.S. $33,375.00 relating to the registration fees originally paid for the 2025 Registration Statement is available to offset against future registration fees. The Registrants have terminated or completed any offerings that included the unsold securities under 2025 Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A